                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

                Date of Report (Date of Earliest Event Reported)
                                October 14, 2003

                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)
          Delaware                1-11656                    42-1283895
          --------                -------                    ----------
      (State or other           (Commission               (I.R.S. Employer
      jurisdiction of           File Number)               Identification
       incorporation)                                          Number)

                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)

                                 (312) 960-5000
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

ONLY THOSE ITEMS AMENDED ARE REPORTED HEREIN.

     The registrant hereby amends its Current Report on Form 8-K dated November 5, 2003 as follows:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     Listed below are the financial statements, pro forma financial information and exhibits filed as a part of this report:

     (a) Financial Statements of Businesses Acquired.

     The statements of certain revenues and certain expenses of Coronado Center, the statements of certain revenues and certain expenses of Chico Mall and the statements of certain revenues and certain expenses of Foothills Mall and Shops as listed in the accompanying Index to Financial Statements are filed as part of this Current Report on Form 8-K/A.

     (b) Pro Forma Financial Information.

     The pro forma financial information of General Growth Properties, Inc. (the "Company") listed in the accompanying Index to Financial Statements and Pro Forma Financial Information is filed as part of this Current Report on Form 8-K/A.

     (c) Exhibits.

     See the Exhibit Index attached hereto and incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               GENERAL GROWTH PROPERTIES, INC.

                                               By:  /s/  Bernard Freibaum
                                                   ---------------------------
                                                   Bernard Freibaum
                                                   Executive Vice President and
                                                   Chief Financial Officer

Date: January 13, 2004

                                  EXHIBIT INDEX

EXHIBIT
NUMBER      NAME

23.1        Consent of Deloitte & Touche LLP regarding Coronado Center.

23.2        Consent of Deloitte & Touche LLP regarding Chico Mall.

23.3        Consent of Deloitte & Touche LLP regarding Foothills Mall and Shops.

                        INDEX TO FINANCIAL STATEMENTS AND
                         PRO FORMA FINANCIAL INFORMATION

     The following historical financial statements and pro forma financial information is presented in accordance with Rule 3-14 and Article 11, respectively, of Regulation S-X of the Securities and Exchange Commission. The historical financial statements have been audited only for certain properties acquired and only for their respective most recent fiscal year as the transactions relating to these property acquisitions (as described in the registrant's Current Report on Form 8-K dated November 5, 2003 and this report on Form 8-K/A) did not involve a related party and the registrant, after reasonable inquiry, is not aware of any material factors related to the properties not otherwise disclosed that would cause the reported financial information to not be necessarily indicative of future operating results. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, certain unaudited financial information for properties acquired during 2003 that are not individually significant has also been presented. In addition, as the properties will be directly or indirectly owned by entities that will elect or have elected to be treated as real estate investment trusts (as specified under sections 856-860 of the Internal Revenue Code of 1986) for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.

CORONADO CENTER

Independent Auditors' Report ...........................................................        F-2

Statements of Certain Revenues and Certain Expenses for the Year Ended December 31, 2002
  and for the Period January 1 to June 10, 2003 (unaudited) ............................        F-3

Notes to Statements of Certain Revenues and Certain Expenses ...........................        F-4 to F-5

CHICO MALL

Independent Auditors' Report ...........................................................        F-6

Statements of Certain Revenues and Certain Expenses for the Year Ended December 31, 2002
  and for the Period January 1, 2003 to September 30, 2003 (unaudited) .................        F-7

Notes to Statements of Certain Revenues and Certain Expenses ...........................        F-8 to F-9

FOOTHILLS MALL AND SHOPS

Independent Auditors' Report ...........................................................        F-10

Statements of Certain Revenues and Certain Expenses for the Year Ended December 31, 2002
  and for the Period January 1, 2003 to September 30, 2003 (unaudited) .................        F-11

Notes to Statements of Certain Revenues and Certain Expenses ...........................        F-12 to F-13

                        INDEX TO FINANCIAL STATEMENTS AND
                         PRO FORMA FINANCIAL INFORMATION
                                   (CONTINUED)

GENERAL GROWTH PROPERTIES, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year
  Ended December 31, 2002 ................................................................        F-14

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
  Year Ended December 31, 2002 ...........................................................        F-15 to F-20

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine
  Months Ended September 30, 2003 ........................................................        F-21

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
  Nine Months Ended September 30, 2003 ...................................................        F-22 to F-25

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003 ........        F-26 to F-27

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
  September 30, 2003 .....................................................................        F-28 to F-29

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
General Growth Properties, Inc.:

We have audited the accompanying statement of certain revenues and certain expenses of Coronado Center (the "Property") for the year ended December 31, 2002. This financial statement is the responsibility of General Growth Properties, Inc.'s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of certain revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of General Growth Properties, Inc. as a result of the acquisition of the Property). Material amounts, described in Note 1 to the statement of certain revenues and certain expenses that would not be directly attributable to those resulting from future operations of the Property are excluded, and the financial statement is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, such financial statement presents fairly, in all material respects, certain revenues and certain expenses of the Property for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Chicago, Illinois
January 5, 2004

                                 CORONADO CENTER
               STATEMENTS OF CERTAIN REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2002
             AND PERIOD JANUARY 1, 2003 TO JUNE 10, 2003 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                     Period January 1 to June 10, 2003
                                                                  Year Ended         (immediately prior to acquisition)
                                                              December 31, 2002                 (unaudited)
                                                              -----------------      ----------------------------------
Certain revenues:
  Minimum rents                                                   $ 11,855                        $  5,465
  Tenant charges                                                     6,872                           3,187
  Other                                                              1,784                             601
                                                                  --------                        --------
Total certain revenues                                              20,511                           9,253

Certain expenses:
  Real estate taxes                                                    818                             366
  Other property operating                                           6,335                           3,169
  Provision for doubtful accounts                                      176                             177
                                                                  --------                        --------

Total certain expenses                                               7,329                           3,712
                                                                  --------                        --------

Certain revenues in excess of certain expenses                    $ 13,182                        $  5,541
                                                                  ========                        ========

The accompanying notes are an integral part of these statements.

                                 CORONADO CENTER
               STATEMENTS OF CERTAIN REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2002
             AND PERIOD JANUARY 1, 2003 TO JUNE 10, 2003 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

(a) ORGANIZATION AND PROPERTY ACQUIRED

     On June 11, 2003, an indirect subsidiary of GGP Limited Partnership, a Delaware limited partnership for which General Growth Properties, Inc. (the "Company") serves as general partner, acquired the Coronado Center (the "Property"), located in Albuquerque, New Mexico from Coronado Center Trust for a purchase price of approximately $175,000. The purchase price (after certain prorations and adjustments) was paid in the form of cash borrowed under the Company's existing unsecured credit facility and a $131,250 acquisition loan (of which $30,000 was subsequently repaid in September 2003). The acquisition loan currently bears interest at a rate per annum of LIBOR (1.12% at September 30, 2003) plus 85 basis points and matures in five years (assuming the exercise by the Company of all no-cost extension options). The Property, which opened in 1964 and was most recently renovated in 1995, is an enclosed mall containing approximately 1.1 million square feet of leaseable area and is anchored by Foley's, JC Penney, Macy's, Mervyn's and Sears. The occupancy of the Property as of September 30, 2003 is approximately 94%.

(b) BASIS OF PRESENTATION

     The accompanying statements of certain revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations of the Property for the periods presented. In addition, certain items that may not be comparable to the future operations of the Property have been excluded. Excluded items consist of certain revenues, primarily interest income, and certain expenses, primarily depreciation and amortization expense, interest expense, management fees and advisory and other costs not directly related to the future operations of the Property.

(c) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION - All leases are classified as operating leases. Rental revenue is recognized on a straight-line basis over the term of the individual leases. Percentage rents, which are based upon the level of sales achieved by the lessee, are recognized when the contractual sales levels are achieved. Recoveries from tenants for common area maintenance, real estate taxes, insurance and other shopping center operating expenses are recognized as revenues in the period the applicable costs are incurred.

OTHER PROPERTY OPERATING EXPENSES - Other property operating expenses represent the direct expenses of operating the Property and consist primarily of common area maintenance, security, utilities, insurance, advertising and promotion, general and administrative, and other operating expenses that are expected to continue in the ongoing operation of the Property.

USE OF ESTIMATES - The preparation of the statements of certain revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from these estimates.

                                 CORONADO CENTER
               STATEMENTS OF CERTAIN REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2002
             AND PERIOD JANUARY 1, 2003 TO JUNE 10, 2003 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

2. RENTALS UNDER OPERATING LEASES

     Principal operations consist of leasing building space and land to commercial tenants under operating leases.

Percentage rentals (included in other revenues) are based upon a percentage of the tenant's gross sales and amounted to approximately $446 for the year ended December 31, 2002, and $72 (unaudited) for the period January 1, 2003 to June 10, 2003.

At December 31, 2002, minimum future rental income on noncancelable operating leases is as follows:

Year ending December 31:
2003.........................................  $ 10,921
2004.........................................     9,926
2005.........................................     8,209
2006.........................................     6,834
2007.........................................     6,097
Thereafter...................................    14,616

Minimum future rental income does not include amounts which are payable by certain tenants based upon a percentage of their gross sales or as reimbursement of operating expenses.

3. UNAUDITED INTERIM STATEMENT

     The statement of certain revenues and certain expenses for the period January 1, 2003 to June 10, 2003 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year of operations of the Property.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
General Growth Properties, Inc.:

We have audited the accompanying statement of certain revenues and certain expenses of Chico Mall Partners, L.P. (the "Property") for the year ended December 31, 2002. This financial statement is the responsibility of General Growth Properties, Inc.'s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of certain revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of General Growth Properties, Inc. as a result of the acquisition of the Property). Material amounts, described in Note 1 to the statement of certain revenues and certain expenses that would not be directly attributable to those resulting from future operations of the Property are excluded, and the financial statement is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, such financial statement presents fairly, in all material respects, certain revenues and certain expenses of the Property for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
January 5, 2004

                           CHICO MALL PARTNERS, L.P.
               STATEMENTS OF CERTAIN REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2002
          AND PERIOD JANUARY 1, 2003 TO SEPTEMBER 30, 2003 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                                   Period January 1 to
                                                                 Year Ended                         September 30, 2003
                                                              December 31, 2002                        (unaudited)
                                                              -----------------                    -------------------
Certain revenues:
  Minimum rents                                               $           4,683                    $             3,633
  Tenant charges                                                          1,754                                  1,311
                                                              -----------------                    -------------------
Total certain revenues                                                    6,437                                  4,944

Certain expenses:
  Real estate taxes                                                         272                                    219
  Other property operating                                                2,375                                  1,729
  Provision for doubtful accounts                                            48                                     (3)
                                                              -----------------                    -------------------

Total certain expenses                                                    2,695                                  1,945
                                                              -----------------                    -------------------

Certain revenues in excess of certain expenses                $           3,742                    $             2,999
                                                              =================                    ===================

The accompanying notes are an integral part of these statements.

                            CHICO MALL PARTNERS, L.P.
               STATEMENTS OF CERTAIN REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2002
          AND PERIOD JANUARY 1, 2003 TO SEPTEMBER 30, 2003 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

1.   ORGANIZATION, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

(a) ORGANIZATION AND PROPERTY ACQUIRED

   On December 23, 2003, an indirect subsidiary of GGP Limited Partnership, a Delaware limited partnership for which General Growth Properties, Inc. (the "Company") serves as general partner, acquired the Chico Mall (the "Property"), located in Chico, California from Chico Mall Partners, L.P. for a purchase price of approximately $62,390 (subject to certain prorations and adjustments). The purchase price was paid in the form of cash borrowed under the Company's existing unsecured credit facility and the assumption of approximately $30,600 in existing long-term mortgage indebtedness that currently bears interest at a rate per annum of 7.0%. The loan requires monthly payments of principal and interest and is scheduled to mature in 2010. The Property, constructed in 1988, is an enclosed mall containing approximately 530,000 square feet of leaseable area and is anchored by Copeland Sports, Gottschalks, JC Penney and Sears. The occupancy of the Property as of September 30, 2003 is approximately 97%.

(b) BASIS OF PRESENTATION

   The accompanying statements of certain revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations of the Property for the periods presented. In addition, certain items that may not be comparable to the future operations of the Property have been excluded. Excluded items consist of certain revenues recognized due to the amortization by the previous owner of amounts recorded for acquired below-market leases and interest income and certain expenses, primarily depreciation and amortization expense, interest expense, management fees and other costs not directly related to the future operations of the Property.

(c) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION - All leases are classified as operating leases. Rental revenue is recognized on a straight-line basis over the term of the individual leases. Percentage rents, which are based upon the level of sales achieved by the lessee, are recognized when the contractual sales levels are achieved. Recoveries from tenants for common area maintenance, real estate taxes, insurance and other shopping center operating expenses are recognized as revenues in the period the applicable costs are incurred.

OTHER PROPERTY OPERATING EXPENSES - Other property operating expenses represent the direct expenses of operating the Property and consist primarily of common area maintenance, security, utilities, insurance, advertising and promotion, general and administrative, and other operating expenses that are expected to continue in the ongoing operation of the Property.

USE OF ESTIMATES - The preparation of the statements of certain revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from these estimates.

                            CHICO MALL PARTNERS L.P.
               STATEMENTS OF CERTAIN REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2002
          AND PERIOD JANUARY 1, 2003 TO SEPTEMBER 30, 2003 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

2.   RENTALS UNDER OPERATING LEASES

   Principal operations consist of leasing building space and land to commercial tenants under operating leases.

Percentage rentals (included in minimum rents) are based upon a percentage of the tenant's gross sales and amounted to approximately $343 for the year ended December 31, 2002, and $242 (unaudited) for the period January 1, 2003 to September 30, 2003.

At December 31, 2002, minimum future rental income on noncancelable operating leases is as follows:

Year ending December 31:
2003........................................     $ 3,814
2004........................................       2,988
2005........................................       2,705
2006........................................       2,478
2007........................................       2,282
Thereafter..................................      10,109

Minimum future rental income does not include amounts which are payable by certain tenants based upon a percentage of their gross sales or as reimbursement of operating expenses.

3.   UNAUDITED INTERIM STATEMENT

   The statement of certain revenues and certain expenses for the period January 1, 2003 to September 30, 2003 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period is not necessarily indicative of the results to be expected for a full year of operations of the Property.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
General Growth Properties, Inc.:

We have audited the accompanying statement of certain revenues and certain expenses of Foothills Mall and Shops (the "Property") for the year ended December 31, 2002. This financial statement is the responsibility of General Growth Properties, Inc.'s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of certain revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of General Growth Properties, Inc. as a result of the acquisition of the Property). Material amounts, described in Note 1 to the statement of certain revenues and certain expenses that would not be directly attributable to those resulting from future operations of the Property are excluded, and the financial statement is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, such financial statement presents fairly, in all material respects, certain revenues and certain expenses of the Property for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Chicago, Illinois
January 5, 2004

                            FOOTHILLS MALL AND SHOPS
              STATEMENTS OF CERTAIN REVENUES AND CERTAIN EXPENSES
          YEARS ENDED DECEMBER 31, 2002 AND THE PERIOD JANUARY 1, 2003
                             TO SEPTEMBER 30, 2003
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                                   Period January 1 to
                                                                 Year Ended                         September 30, 2003
                                                              December 31, 2002                        (unaudited)
                                                              -----------------                    -------------------
Certain revenues:
  Minimum rents                                               $           8,306                    $             5,859
  Tenant charges                                                          4,204                                  3,005
                                                              -----------------                    -------------------
Total certain revenues                                                   12,510                                  8,864

Certain expenses:
  Real estate taxes                                                         618                                    463
  Other property operating                                                4,005                                  3,026
  Provision for doubtful accounts                                           155                                    148
                                                              -----------------                    -------------------

Total certain expenses                                                    4,778                                  3,637
                                                              -----------------                    -------------------

Certain revenues in excess of certain expenses                $           7,732                    $             5,227
                                                              =================                    ===================

The accompanying notes are an integral part of these statements.

                            FOOTHILLS MALL AND SHOPS
               STATEMENTS OF CERTAIN REVENUES AND CERTAIN EXPENSES
         YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD JANUARY 1, 2003 TO
                               SEPTEMBER 30, 2003
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) ORGANIZATION AND PROPERTY ACQUIRED

   On December 5, 2003, an indirect subsidiary of GGP Limited Partnership (the "Operating Partnership"), a Delaware limited partnership for which General Growth Properties, Inc. (the "Company") serves as general partner, acquired the properties owned by Foothills Mall, LLP as described below, from Everitt Enterprises, Inc. and Westcor Limited Partnership, the partners in Foothills Mall, LLP, for a purchase price of approximately $100,500. The purchase price was paid by the assumption of existing mortgage loans with an aggregate outstanding balance of approximately $45,750, approximately $26,637 in new 6.5% preferred units of Operating Partnership interests and the balance in cash (borrowed under the Company's existing credit facility). The existing mortgage loans assumed require monthly payments of principal and interest, bear interest at a weighted average rate per annum of approximately 6.6% and are scheduled to mature in September 2008.

   The properties owned by Foothills Mall, LLP consisted of four adjacent retail properties (the "Foothills Mall and Shops" or the "Property") located in Fort Collins, Colorado commonly known as Foothills Mall, the Shops at Foothills Mall, the Commons at Foothills Mall, and the Plaza at Foothills Mall. The Property opened in 1973, comprises approximately 802,240 square feet of gross leaseable area and is anchored by Foley's, JC Penney, Mervyn's and Sears. The occupancy of the Property is approximately 95%, as of December 5, 2003.

(b) BASIS OF PRESENTATION

   The accompanying statements of certain revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations of the Property for the periods presented. In addition, certain items that may not be comparable to the future operations of the Property have been excluded. Excluded items consist of certain revenues, primarily interest and certain expenses, primarily depreciation and amortization expense, interest expense, management fees and other costs not directly related to the future operations of the Property.

(c) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION - Minimum rents are recognized on a straight-line basis over the terms of the related leases. Percentage rents, which are based upon the level of sales achieved by the lessee, are recognized when the contractual sales levels are achieved. Recoveries from tenants for common area maintenance, real estate taxes, insurance and other shopping center operating expenses are recognized as revenues in the period the applicable costs are incurred.

OTHER PROPERTY OPERATING EXPENSES - Other property operating expenses represent the direct expenses of operating the Property and consist primarily of common area maintenance, security, utilities, insurance, advertising and promotion, general and administrative, and other operating expenses that are expected to continue in the ongoing operation of the Property.

                            FOOTHILLS MALL AND SHOPS
               STATEMENTS OF CERTAIN REVENUES AND CERTAIN EXPENSES
         YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD JANUARY 1, 2003 TO
                               SEPTEMBER 30, 2003
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates.

2.   RENTALS UNDER OPERATING LEASES

   Minimum future rentals based on noncancelable operating leases held as of December 31, 2002 are as follows:

YEARS ENDING
2003........................................................... $ 7,072
2004...........................................................   6,109
2005...........................................................   5,133
2006...........................................................   4,495
2007...........................................................   3,669
Thereafter.....................................................   9,304

Minimum future rentals do not include amounts which are payable by certain tenants based upon a percentage of their gross sales or as reimbursement of operating expenses. For the year ended December 31, 2002, such percentage rentals were $423 and $109 for the period January 1, 2003 to September 30, 2003.

3.   UNAUDITED INTERIM STATEMENT

   The statement of certain revenues and certain expenses for the period from January 1, 2003 to September 30, 2003 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year for the operation of the Property.

                        GENERAL GROWTH PROPERTIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
       (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                  (UNAUDITED)

                                                                                                         GENERAL
                                                          HISTORICAL                                     GROWTH
                                                            GENERAL          2002         2002      PROPERTIES, INC.  HISTORICAL
                                                            GROWTH        HISTORICAL    PRO FORMA       PRO FORMA      CORONADO
                                                       PROPERTIES, INC.  ACQUISITIONS  ADJUSTMENTS        2002*         CENTER
                                                       ----------------  ------------  -----------  ----------------  ----------
 Minimum rent                                            $   587,245     $     82,899                 $   670,144     $   11,855
 Tenant charges                                              256,252           26,595                     282,847          6,872
 Other                                                       136,969            4,564                     141,533          1,784
                                                         -----------     ------------  ----------     -----------     ----------
Total revenues                                               980,466          114,058           -       1,094,524         20,511

Expenses:
 Real estate taxes                                            62,179            9,903           -          72,082            818
 Other property operating                                    294,938           32,843           -         327,781          6,335
 Provision for doubtful accounts                               3,894                -           -           3,894            176
 General and administrative                                    8,720                -           -           8,720              -
 Depreciation and amortization                               180,028                -      18,862         198,890              -
                                                         -----------     ------------  ----------     -----------     ----------
Total expenses                                               549,759           42,746      18,862         611,367          7,329
                                                         -----------     ------------  ----------     -----------     ----------

Operating income                                             430,707           71,312     (18,862)        483,157         13,182

 Interest expense, net                                      (215,246)               -     (33,571)       (248,817)             -

Equity in income of unconsolidated affiliates:
 GGP Ivanhoe III                                              19,243                -           -          19,243              -
 GGP Ivanhoe IV                                                    -                -           -               -              -
 Other joint ventures                                         62,875           37,379     (23,925)         76,329              -
                                                         -----------     ------------  ----------     -----------     ----------
Income before minority interest                              297,579          108,691     (76,358)        329,912         13,182

Allocations to minority interests                            (87,003)               -     (15,750)       (102,753)             -
                                                         -----------     ------------  ----------     -----------     ----------

Income from continuing operations                            210,576          108,691     (92,108)        227,159         13,182
Convertible preferred stock dividends                        (24,467)               -           -         (24,467)             -
                                                         -----------     ------------  ----------     -----------     ----------

Income from continuing operations
 available to common stockholders                        $   186,109     $    108,691  $  (92,108)    $   202,692     $   13,182
                                                         ===========     ============  ==========     ===========     ==========

Weighted average shares outstanding-basic                     62,181
Weighted average shares outstanding-diluted                   70,851
Earnings from continuing operations per share-basic      $      2.99
Earnings from continuing operations per share-diluted    $      2.97

                                                                                               COMBINED
                                                                   HISTORICAL                    2002
                                                       HISTORICAL   FOOTHILLS   HISTORICAL     PRO FORMA
                                                          CHICO       MALL      2003 OTHER     AND 2003     PRO FORMA
                                                          MALL      AND SHOPS  ACQUISITIONS   HISTORICAL   ADJUSTMENTS
                                                       ----------  ----------  ------------  ------------  -----------
 Minimum rent                                          $    4,683  $    8,306  $    152,242  $   847,230   $   13,609  (a)
 Tenant charges                                             1,754       4,204        83,601      379,278            -
 Other                                                          -           -        12,778      156,095       (6,919) (a)
                                                       ----------  ----------  ------------  -----------   ----------
Total revenues                                              6,437      12,510       248,621    1,382,603        6,690

Expenses:
 Real estate taxes                                            272         618        24,774       98,564            -
 Other property operating                                   2,375       4,005        63,179      403,675            -
 Provision for doubtful accounts                               48         155             -        4,273            -
 General and administrative                                     -           -             -        8,720            -
 Depreciation and amortization                                  -           -             -      198,890       46,638  (b)
                                                       ----------  ----------  ------------  -----------   ----------
Total expenses                                              2,695       4,778        87,953      714,122       46,638
                                                       ----------  ----------  ------------  -----------   ----------

Operating income                                            3,742       7,732       160,668      668,481      (39,948)

 Interest expense, net                                          -           -             -     (248,817)     (69,857) (c)

Equity in income of unconsolidated affiliates:
 GGP Ivanhoe III                                                -           -             -       19,243      (19,243) (a)(d)
 GGP Ivanhoe IV                                                 -           -             -            -        2,651  (e)
 Other joint ventures                                           -           -             -       76,329            -
                                                       ----------  ----------  ------------  -----------   ----------
Income before minority interest                             3,742       7,732       160,668      515,236     (126,397)

Allocations to minority interests                               -           -             -     (102,753)     (12,663) (f)
                                                       ----------  ----------  ------------  -----------   ----------

Income from continuing operations                           3,742       7,732       160,668      412,483     (139,060)
Convertible preferred stock dividends                           -           -             -      (24,467)           -
                                                       ----------  ----------  ------------  -----------   ----------

Income from continuing operations
 available to common stockholders                      $    3,742  $    7,732  $    160,668  $   388,016   $ (139,060)
                                                       ==========  ==========  ============  ===========   ==========

Weighted average shares outstanding-basic
Weighted average shares outstanding-diluted
Earnings from continuing operations per share-basic
Earnings from continuing operations per share-diluted

                                                             GENERAL
                                                             GROWTH
                                                         PROPERTIES, INC.
                                                            PRO FORMA
                                                         ----------------
 Minimum rent                                              $   860,839
 Tenant charges                                                379,278
 Other                                                         149,176
                                                           -----------
Total revenues                                               1,389,293

Expenses:
 Real estate taxes                                              98,564
 Other property operating                                      403,675
 Provision for doubtful accounts                                 4,273
 General and administrative                                      8,720
 Depreciation and amortization                                 245,528
                                                           -----------
Total expenses                                                 760,760
                                                           -----------

Operating income                                               628,533

 Interest expense, net                                        (318,674)

Equity in income of unconsolidated affiliates:
 GGP Ivanhoe III                                                     -
 GGP Ivanhoe IV                                                  2,651
 Other joint ventures                                           76,329
                                                           -----------
Income before minority interest                                388,839

Allocations to minority interests                             (115,416)
                                                           -----------

Income from continuing operations                              273,423
Convertible preferred stock dividends                          (24,467)
                                                           -----------

Income from continuing operations
 available to common stockholders                          $   248,956
                                                           ===========

Weighted average shares outstanding-basic                       62,181
Weighted average shares outstanding-diluted                     70,851
Earnings from continuing operations per share-basic        $      4.00
Earnings from continuing operations per share-diluted      $      3.86

* Pro Forma amounts per the Company's Form 10-K as filed March 13, 2003.

The accompanying notes are an integral part of these statements.

For alphabetical references, please refer to Note 3-Pro Forma Adjustments.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

NOTE 1   PRO FORMA BASIS OF PRESENTATION

    This unaudited pro forma condensed consolidated statement of operations of General Growth Properties, Inc. (the "Company") is presented as if (i) the acquisitions made in 2002 (Victoria Ward, Limited, JP Realty, Inc., the properties comprising the GGP-TRS L.L.C. joint venture (Clackamas Town Center, Galleria at Tyler, Kenwood Towne Center, Silver City Galleria and Florence Mall) (collectively, the "GGP/Teachers' Properties"), the properties acquired through the GGP/Homart, Inc. and GGP/Homart II L.L.C. joint ventures (Glendale Galleria and First Colony Mall by GGP/Homart II L.L.C. and a 50% interest in Woodlands Mall by GGP/Homart, Inc.) (collectively, the "GGP/Homart Properties"), Prince Kuhio Plaza (acquired from GGP/Homart, Inc. as described below), Pecanland Mall and Southland Mall) and (ii) the acquisitions made in 2003 (Peachtree Mall, Saint Louis Galleria, Coronado Center, the remaining 49% interest in GGP Ivanhoe III, Lynnhaven Mall, Sikes Senter, the Maine Mall, Glenbrook Square, Foothills Mall and Shops, Chico Mall and Rogue Valley Mall) had all occurred on January 1, 2002. The total pro forma condensed consolidated statement of operations reflects these transactions plus the effect of the respective joint venture partnership agreements with respect to the GGP/Teachers' Properties and the GGP/Homart Properties (as described below). In management's opinion, all adjustments necessary to reflect these transactions have been included. The pro forma condensed consolidated statement of operations is based upon the historical information of the Company, excluding gain on sale and extraordinary items, and the historical information of each of the above-mentioned entities for the year ended December 31, 2002. This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the Statements of Certain Revenues and Certain Expenses included elsewhere in this report and is not necessarily indicative of what actual results of the Company would have been if such transactions had been completed as of January 1, 2002, nor does it purport to represent the results of operations for future periods.

NOTE 2   ACQUISITIONS

2002 ACQUISITIONS

    On May 28, 2002, the Company acquired the stock of Victoria Ward, Limited, a privately held real estate corporation ("Victoria Ward"). The total acquisition price was approximately $250,000, including the assumption of approximately $50,000 of existing debt, substantially all of which was repaid immediately following the closing. The $250,000 total cash requirement was funded from the proceeds of the sale of the Company's investment in marketable securities and from available cash and cash equivalents. The principal Victoria Ward assets include 65 fee simple acres in Kakaako, central Honolulu, Hawaii, improved with, among other uses, an entertainment, shopping and dining district which includes Ward Entertainment Center, Ward Warehouse, Ward Village and Village Shops. In total, Victoria Ward had 17 land parcels owned by Victoria Ward each of which were individually ground leased to tenants and 29 owned buildings containing in the aggregate approximately 878,000 square feet of retail space, as well as approximately 441,000 square feet of office, commercial and industrial leaseable area.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

    On July 10, 2002, the Company acquired JP Realty, Inc. ("JP Realty"), a publicly held real estate investment trust, and its operating partnership subsidiary, Price Development Company, Limited Partnership ("PDC"). The total acquisition price was approximately $1,100,000 which included the assumption of approximately $460,000 in existing debt and approximately $116,000 of existing preferred operating units in PDC. Pursuant to the terms of the agreement, the outstanding shares of JP Realty common stock were converted into $26.10 per share of cash (approximately $431,470).

    Holders of common units of limited partnership interest in PDC were entitled to receive $26.10 per unit in cash or, at the election of the holder, .522 8.5% Series B Cumulative Preferred Units of limited partnership interest of GGP Limited Partnership (the "Series B Units") (convertible into that number of common units of limited partnership interest of GGP Limited Partnership determined by dividing the $50 base liquidation preference per Series B Unit by the conversion price of $50 per common unit). Based upon the elections of such holders, 1,426,393 Series B Units were issued and the holders of the remaining common units of limited partnership interest of PDC received approximately $23,600 in cash. JP Realty owned or had an interest in 51 properties, including 18 enclosed regional mall centers, 26 anchored community centers, one free-standing retail property and 6 mixed-use commercial/business properties, containing an aggregate of over 15.2 million square feet of gross leaseable area in 10 western states. The cash portion of the acquisition price was funded from the net proceeds of certain new mortgage loans, a new $350,000 acquisition loan, and available cash and cash equivalents. The new acquisition loan bore interest at a rate of per annum of LIBOR (1.38% at December 31, 2002) plus 150 basis points, provided for periodic principal payments (including from certain refinancing proceeds) and was initially scheduled to mature in July 2003. This loan was refinanced in April 2003 with proceeds from borrowings under the Company's new revolving credit facility which bears interest at LIBOR plus 150 basis points.

    On August 5, 2002 the Company acquired from GGP/Homart, Inc., a joint venture in which the Company has a 50% common stock interest, the Prince Kuhio Plaza in Hilo, Hawaii for approximately $39,000. Prince Kuhio Plaza, which contains approximately 504,000 square feet of gross leaseable area, was acquired by the assumption by the Company of approximately $24,000 of financing and the payment to GGP/Homart, Inc. of $7,500 in cash and $7,500 in the form of a promissory note. Immediately following the acquisition, GGP/Homart, Inc. paid a dividend of $15,000 to its two co-investors, paid in the form of $7,500 in cash to its independent institutional joint venture partner and the $7,500 promissory note to the Company. Upon receipt of the promissory note as a dividend, the Company caused the promissory note to GGP/Homart, Inc. to be cancelled.

    On August 26, 2002, the Company formed a new joint venture, owned 50% by the Company and 50% by Teachers' Retirement System of the State of Illinois ("Illinois Teachers"). Upon formation of the new joint venture, GGP-TRS L.L.C. ("GGP/Teachers"), Clackamas Town Center in Portland, Oregon, which was 100% owned by Illinois Teachers, was contributed to the new joint venture. In addition, concurrent with its formation, GGP/Teachers acquired Galleria at Tyler in Riverside, California, Kenwood Towne Centre in Cincinnati, Ohio, and Silver City Galleria in Taunton, Massachusetts, from an institutional investor for an aggregate purchase price of approximately $475,000. An existing $75,000 fixed rate nonrecourse loan on Silver City Galleria, bearing interest at a rate per annum of 7.41%, was assumed and three new nonrecourse acquisition loans totaling approximately $337,000 were obtained. The new loans bear interest at a weighted average rate per annum of LIBOR plus 76 basis points. The Company's share (approximately $112,000) of the equity of GGP/Teachers was funded by a portion of new unsecured loans that total $150,000 and bear interest at LIBOR plus 100 basis points.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

    On September 13, 2002, the Company acquired a 100% ownership interest in Pecanland Mall, in Monroe, Louisiana. The aggregate purchase price was approximately $72,000, which was funded by approximately $22,000 of cash on hand and the assumption of an existing $50,000 mortgage loan bearing interest at 6.5%.

    On November 27, 2002, Glendale Galleria in Glendale, California was acquired by the Company through GGP/Homart II L.L.C. for approximately $415,000. A portion of the purchase price was paid by the issuance of 822,626 convertible preferred operating partnership units of the Company having a liquidation preference of approximately $41,100.

    On December 4, 2002, the Company acquired Southland Mall, an enclosed regional mall in Hayward, California. The aggregate consideration paid was approximately $89,000. The purchase was financed with approximately $24,000 of cash on hand and a new 5-year (assuming all no-cost options to extend are exercised) $65,000 mortgage loan that bears interest at LIBOR plus 75 basis points.

    On December 19, 2002, the Company, through GGP/Teachers, acquired Florence Mall in Florence, Kentucky for a purchase price of approximately $97,000 including a new, two-year $60,000 mortgage loan that bears interest at a rate per annum of LIBOR plus 89 basis points and matures in January 2008 (assuming an exercise of both no-cost extension options).

    On December 19, 2002, the Company, through GGP/Homart, Inc., acquired for a purchase price of approximately $50,000, the remaining 50% interest that GGP/Homart did not own in The Woodlands Mall in Houston, Texas from The Woodlands Commercial Property Company, LP. An additional $50,000 mortgage loan bearing interest at a rate per annum of LIBOR plus 250 basis points was placed at the property on December 31, 2002 which is scheduled to mature in December 2006.

    On December 30, 2002, the Company, through GGP/Homart II L.L.C., acquired First Colony Mall, an enclosed regional mall in Sugar Land, Texas for approximately $105,000. The acquisition was funded by cash on hand and a new $67,000 mortgage loan bearing interest at a rate per annum of LIBOR plus 80 basis points with a scheduled maturity of January 2006.

2003 ACQUISITIONS

    On April 30, 2003, the Company acquired Peachtree Mall, an enclosed regional mall located in Columbus, Georgia. The purchase price was approximately $87,600, which was paid at closing with an acquisition loan of approximately $53,000 (bearing interest at a rate per annum of LIBOR plus 85 basis points and maturing in April 2008, assuming all no-cost extension options are exercised) and the balance from cash on hand and amounts borrowed under the Company's credit facilities.

    On June 11, 2003, the Company acquired Saint Louis Galleria, an enclosed mall in St. Louis, Missouri. The aggregate consideration paid for Saint Louis Galleria was approximately $235,000 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including proceeds from refinancings of existing long-term debt and an approximately $176,000 acquisition loan which initially bore interest at LIBOR plus 105 basis points. After October 2003, depending upon certain factors, the interest rate spread on the loan could vary from 85 basis points to 165 basis points. The loan requires monthly payments of interest only, is scheduled to mature in October 2005, and is subject to three one-year, no-cost extension options.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

    On June 11, 2003, the Company acquired Coronado Center, an enclosed mall in Albuquerque, New Mexico. The aggregate consideration paid for Coronado Center was approximately $175,000 (subject to certain prorations and adjustments). The consideration was paid in the form of cash borrowed under an existing unsecured revolving credit facility and an approximately $131,250 acquisition loan which bears interest at LIBOR plus 85 basis points. The loan requires monthly payments of interest only, is scheduled to mature in October 2005, and is subject to three one-year, no-cost extension options.

    On July 1, 2003, the Company acquired the 49% ownership interest in GGP Ivanhoe III, Inc. ("GGP Ivanhoe III") which was held by the Company's joint venture partner (an affiliate of Ivanhoe Cambridge, Inc. of Montreal, Canada ("Ivanhoe")), thereby increasing the Company's ownership interest to a full 100%. The aggregate consideration for the 49% ownership interest in Ivanhoe III was approximately $191,000 (subject to certain prorations and adjustments). Concurrently with this transaction, a new joint venture, GGP Ivanhoe IV, Inc., ("GGP Ivanhoe IV") was created between the Company and Ivanhoe to own Eastridge Mall, which previously had been owned by GGP Ivanhoe III. The Company's ownership interest in GGP Ivanhoe IV is 51% and Ivanhoe's ownership interest is 49%.

    On August 27, 2003, the Company acquired Lynnhaven Mall, an enclosed mall in Virginia Beach, Virginia for approximately $256,500. The consideration (after certain prorations and adjustments) was paid in the form of cash borrowed under an existing unsecured credit facility and a $180,000 acquisition loan. The acquisition loan currently bears interest at a rate per annum of LIBOR plus 125 basis points and is scheduled to mature in August 2005, and is subject to three one-year, no-cost extension options.

    On October 14, 2003, the Company acquired Sikes Senter, an enclosed mall located in Wichita Falls, Texas. The purchase price was approximately $61,000, which was paid at closing with an acquisition loan of approximately $41,500 (bearing interest at a rate per annum of LIBOR plus 70 basis points and scheduled to mature in November 2008, assuming all no-cost extension options are exercised) and the balance from cash on hand and amounts borrowed under the Company's credit facilities.

    On October 29, 2003, the Company acquired The Maine Mall, an enclosed mall in Portland, Maine. The purchase price paid for The Maine Mall was approximately $270,000 (subject to certain prorations and adjustments). The consideration was paid in the form of cash borrowed under an existing unsecured revolving credit facility and an approximately $202,500 acquisition loan which initially bears interest at LIBOR plus 92 basis points. The loan requires monthly payments of interest only and is scheduled to mature in November 2008 (assuming the exercise by the Company of all no-cost extension options).

         On October 31, 2003, the Company acquired Glenbrook Square, an enclosed mall in Fort Wayne, Indiana. The purchase price paid for Glenbrook Square was approximately $219,000 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including proceeds from refinancings of existing long-term debt and by an approximately $164,250 acquisition loan which initially bears interest at LIBOR plus 80 basis points. After March 2004, depending upon certain factors, the interest rate spread per annum could vary from 85 basis points to 185 basis points. The loan requires monthly payments of interest only and is scheduled to mature in April 2009 (assuming the exercise by the Company of all no-cost extension options).

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

    On December 5, 2003, the Company acquired Foothills Mall and Shops, four adjacent shopping centers in Foothills, Colorado. The purchase price paid was approximately $100,500 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including borrowings under an existing line of credit, approximately $45,750 in assumed debt and approximately $26,637 in new 6.5% preferred units of Operating Partnership interests. The assumed debt requires monthly payments of principal and interest, bears interest at a weighted average rate per annum of approximately 6.6% and matures in September 2008.

    On December 23, 2003, the Company acquired Chico Mall, an enclosed mall in Chico, California. The purchase price paid for Chico Mall was approximately $62,390 (subject to certain prorations and adjustments). The consideration was paid in the form of cash borrowed under an existing unsecured revolving credit facility and the assumption of approximately $30,600 in existing long-term mortgage indebtedness that currently bears interest at a rate per annum of 7.0%. The loan requires monthly payments of principal and interest and is scheduled to mature in July 2010.

    On December 23, 2003, the Company acquired Rogue Valley Mall, an enclosed mall in Medford, Oregon. The purchase paid for Rogue Valley Mall was approximately $57,495 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including proceeds from borrowings under an existing unsecured revolving credit facility, and by the assumption of approximately $28,000 in existing long-term mortgage indebtedness that currently bears interest at a rate per annum of 7.05%. The loan requires monthly payments of principal and interest and is scheduled to mature in January 2011.

NOTE 3   PRO FORMA ADJUSTMENTS

    (a) Revenues

    The adjustments to revenues primarily represent the reduction in the fees charged by General Growth Management, Inc. to such joint ventures and the effect of the amortization of acquired below-market leases.

    (b) Depreciation and amortization

    Depreciation and amortization is adjusted to include additional amounts for the properties acquired 100% by the Company related to the periods from January 1, 2002 to the dates of acquisition for the 2002 acquisitions and for the entire year of 2002 for the acquisitions made in 2003.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

    (c) Interest expense, net

    Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the 2003 acquisitions described above, the Company assumed or obtained approximately $1,321,000 of debt bearing interest at the weighted average rate of 2.82%. The pro forma interest expense on such borrowings was calculated using the interest rates described above and using LIBOR equal to approximately 1.38%. The Company also incurred approximately $663 of other borrowings to fund the remaining portion of the 2003 acquisitions and the pro forma interest expense was calculated using the interest cost on the Company's incremental borrowing facilities (3.23%).

    Since the interest rates on certain of the loans assumed or obtained in conjunction with the acquisitions are based on a spread over LIBOR, the rates will periodically change. If the interest rate on such variable rate loans increase or decrease by 12.5 basis points, the annual interest expense will increase or decrease by approximately $2,514.

    (d) Equity in earnings of GGP/Ivanhoe III, Inc.

    Reduces GGP/Ivanhoe III, Inc. equity in earnings to zero due to the purchase of the remaining 49% share of the joint venture which causes the properties to be fully consolidated.

    (e) Equity in earnings of GGP/Ivanhoe IV, Inc.

    Reflects the equity in income of Eastridge Mall due to the transfer of its ownership by GGP/Ivanhoe III, Inc.

    (f) Minority interest

    The pro forma condensed consolidated statement of operations has been adjusted to reflect the allocation of earnings to the minority interests.

                         GENERAL GROWTH PROPERTIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

                                                         HISTORICAL      HISTORICAL   HISTORICAL    HISTORICAL
                                                       GENERAL GROWTH     CORONADO      CHICO       FOOTHILLS
                                                      PROPERTIES, INC.     CENTER       MALL      MALL AND SHOPS
                                                      ----------------   ----------   ----------  --------------
   Minimum rent                                          $ 548,375        $ 5,465      $ 3,633       $ 5,859
   Tenant charges                                          238,232          3,187        1,311         3,005
   Other                                                    99,332            601            -             -
                                                         ---------        -------      -------       -------
Total revenues                                             885,939          9,253        4,944         8,864

Expenses:
    Real estate taxes                                       64,518            366          219           463
    Other property operating                               272,959          3,169        1,729         3,026
    Provision for doubtful accounts                          5,718            177           (3)          148
    General and administrative                               6,479              -            -             -
    Depreciation and amortization                          166,017              -            -             -
                                                         ---------        -------      -------       -------
Total expenses                                             515,691          3,712        1,945         3,637
                                                         ---------        -------      -------       -------

Operating income                                           370,248          5,541        2,999         5,227

    Interest expense, net                                 (197,971)             -            -             -

Equity in income (loss) of unconsolidated affiliates:
    GGP Ivanhoe III                                          9,085              -            -             -
    GGP Ivanhoe IV                                             (22)             -            -             -
    Other joint ventures                                    52,917              -            -             -
                                                         ---------        -------      -------       -------
Income before minority interest                            234,257          5,541        2,999         5,227

Allocations to minority interests                          (74,178)             -            -             -
                                                         ---------        -------      -------       -------

Income from continuing operations                          160,079          5,541        2,999         5,227
Convertible preferred stock dividends                      (13,030)             -            -             -
                                                         ---------        -------      -------       -------
Income from continuing operations
    available to common stockholders                     $ 147,049        $ 5,541      $ 2,999       $ 5,227
                                                         =========        =======      =======       =======

Weighted average shares outstanding-basic                   65,283
Weighted average shares outstanding-diluted                 71,500
Earnings from continuing operations per share-basic      $    2.25
Earnings from continuing operations per share-diluted    $    2.24

                                                         HISTORICAL      TOTAL                    GENERAL GROWTH
                                                           OTHER      HISTORICAL  PRO FORMA      PROPERTIES, INC.
                                                        ACQUISITIONS   COMBINED   ADJUSTMENTS       PRO FORMA
                                                        ------------  ----------  -----------    ----------------
   Minimum rent                                          $ 88,632     $  651,964  $   8,197 (a)   $  660,161
   Tenant charges                                          46,708        292,443          -          292,443
   Other                                                    5,659        105,592     (3,805)(a)      101,787
                                                         --------     ----------  ---------       ----------
Total revenues                                            140,999      1,049,999      4,392        1,054,391

Expenses:
    Real estate taxes                                      14,645         80,211          -           80,211
    Other property operating                               34,540        315,423          -          315,423
    Provision for doubtful accounts                             -          6,040          -            6,040
    General and administrative                                  -          6,479          -            6,479
    Depreciation and amortization                               -        166,017     28,257 (b)      194,274
                                                         --------     ----------  ---------       ----------
Total expenses                                             49,185        574,170     28,257          602,427
                                                         --------     ----------  ---------       ----------

Operating income                                           91,814        475,829    (23,865)         451,964

    Interest expense, net                                       -       (197,971)   (38,299)(c)     (236,270)

Equity in income (loss) of unconsolidated affiliates:
    GGP Ivanhoe III                                             -          9,085     (9,085)(d)            -
    GGP Ivanhoe IV                                              -            (22)       975 (e)          953
    Other joint ventures                                        -         52,917          -           52,917
                                                         --------     ----------  ---------       ----------
Income before minority interest                            91,814        339,838    (70,274)         269,564

Allocations to minority interests                               -        (74,178)   (12,475)(f)      (86,653)
                                                         --------     ----------  ---------       ----------

Income from continuing operations                          91,814        265,660    (82,749)         182,911
Convertible preferred stock dividends                           -        (13,030)         -          (13,030)
                                                         --------     ----------  ---------       ----------
Income from continuing operations
    available to common stockholders                     $ 91,814     $  252,630  $ (82,749)      $  169,881
                                                         ========     ==========  =========       ==========
Weighted average shares outstanding-basic                                                             65,283
Weighted average shares outstanding-diluted                                                           71,500
Earnings from continuing operations per share-basic                                               $     2.60
Earnings from continuing operations per share-diluted                                             $     2.56

The accompanying notes are an integral part of these statements.

For alphabetical references, please refer to Note 3-Pro Forma Adjustments.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

NOTE 1   PRO FORMA BASIS OF PRESENTATION

     This unaudited pro forma condensed consolidated statement of operations of General Growth Properties, Inc. ("the Company") is presented as if the acquisitions made in 2003 (as described below) had all occurred on January 1, 2003. The total pro forma condensed consolidated statement of operations reflects these transactions and in management's opinion, all adjustments necessary to reflect these transactions have been included. Such pro forma condensed consolidated statement of operations is based upon the historical information of the Company, excluding discontinued operations and the historical information from January 1 to the dates immediately prior to their respective acquisitions for Peachtree Mall, Saint Louis Galleria, Coronado Center, the 49% interest in GGP Ivanhoe III and Lynnhaven Mall and for the nine months ended September 30, 2003 for the properties acquired after September 30, 2003 as described in Note 2 below. This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the "Statements of Certain Revenues and Certain Expenses" included elsewhere in this report and is not necessarily indicative of what actual results of the Company would have been assuming such transactions had been completed as of January 1, 2003 nor does it purport to represent the results of operations for future periods.

NOTE 2   ACQUISITIONS

   On April 30, 2003, the Company acquired Peachtree Mall, an enclosed regional mall located in Columbus, Georgia. The purchase price was approximately $87,600, which was paid at closing with an acquisition loan of approximately $53,000 (bearing interest at a rate per annum of LIBOR (1.12% at September 30, 2003) plus 85 basis points and maturing in April 2008, assuming all no-cost extension options are exercised) and the balance from cash on hand and amounts borrowed under the Company's credit facilities.

   On June 11, 2003, the Company acquired Saint Louis Galleria, an enclosed mall in St. Louis, Missouri. The aggregate consideration paid for Saint Louis Galleria was approximately $235,000 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including proceeds from refinancings of existing long-term debt and an approximately $176,000 acquisition loan which initially bore interest at LIBOR plus 105 basis points. After October 2003 depending upon certain factors, the interest rate spread on the loan could vary from 85 basis points to 165 basis points. The loan requires monthly payments of interest only, is scheduled to mature in October 2005, and is subject to three one-year, no-cost extension options.

   On June 11, 2003, the Company acquired Coronado Center, an enclosed mall in Albuquerque, New Mexico. The aggregate consideration paid for Coronado Center was approximately $175,000 (subject to certain prorations and adjustments). The consideration was paid in the form of cash borrowed under an existing unsecured revolving credit facility and an approximately $131,250 acquisition loan which bears interest at LIBOR plus 85 basis points. The loan requires monthly payments of interest only, is scheduled to mature in October 2005, and is subject to three one-year, no-cost extension options.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

   On July 1, 2003, the Company acquired the 49% ownership interest in GGP Ivanhoe III, Inc. ("GGP Ivanhoe III") which was held by the Company's joint venture partner (an affiliate of Ivanhoe Cambridge, Inc. of Montreal, Canada ("Ivanhoe")), thereby increasing the Company's ownership interest to a full 100%. The aggregate consideration for the 49% ownership interest in Ivanhoe III was approximately $191,000 (subject to certain prorations and adjustments). Concurrently with this transaction, a new joint venture, GGP Ivanhoe IV, Inc., ("GGP Ivanhoe IV") was created between the Company and Ivanhoe to own Eastridge Mall, which previously had been owned by GGP Ivanhoe III. The Company's ownership interest in GGP Ivanhoe IV is 51% and Ivanhoe's ownership interest is 49%.

   On August 27, 2003, the Company acquired Lynnhaven Mall, an enclosed mall in Virginia Beach, Virginia for approximately $256,500. The consideration (after certain prorations and adjustments) was paid in the form of cash borrowed under an existing unsecured credit facility and a $180,000 acquisition loan. The acquisition loan currently bears interest at a rate per annum of LIBOR plus 125 basis points and is scheduled to mature in August 2005, and is subject to three one-year, no-cost extension options.

   On October 14, 2003, the Company acquired Sikes Senter, an enclosed mall located in Wichita Falls, Texas. The purchase price was approximately $61,000, which was paid at closing with an acquisition loan of approximately $41,500 (bearing interest at a rate per annum of LIBOR plus 70 basis points and scheduled to mature in November 2008, assuming all no-cost extension options are exercised) and the balance from cash on hand and amounts borrowed under the Company's credit facilities.

   On October 29, 2003, the Company acquired The Maine Mall, an enclosed mall in Portland, Maine. The purchase price paid for The Maine Mall was approximately $270,000 (subject to certain prorations and adjustments). The consideration was paid in the form of cash borrowed under an existing unsecured revolving credit facility and an approximately $202,500 acquisition loan which initially bears interest at LIBOR plus 92 basis points. The loan requires monthly payments of interest only and matures in five years (assuming the exercise by the Company of all no-cost extension options).

   On October 31, 2003, the Company acquired Glenbrook Square, an enclosed mall in Fort Wayne, Indiana. The purchase price paid for Glenbrook Square was approximately $219,000 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including proceeds from refinancings of existing long-term debt and by an approximately $164,250 acquisition loan which initially bears interest at LIBOR plus 80 basis points. After March 2004, depending upon certain factors, the interest rate spread per annum could vary from 85 basis points to 185 basis points. The loan requires monthly payments of interest only and is scheduled to mature in April 2009 (assuming the exercise by the Company of all no-cost extension options).

   On December 5, 2003, the Company acquired Foothills Mall and Shops, four adjacent shopping centers in Foothills, Colorado. The purchase price paid was approximately $100,500 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including borrowings under an existing line of credit, approximately $45,750 in assumed debt and approximately $26,637 in new 6.5% preferred units of Operating Partnership interests. The assumed debt requires monthly payments of principal and interest, bears interest at a weighted average rate per annum of approximately 6.6% and matures in September 2008.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

   On December 23, 2003, the Company acquired Chico Mall, an enclosed mall in Chico, California. The purchase price paid for Chico Mall was approximately $62,390 (subject to certain prorations and adjustments). The consideration was paid in the form of cash borrowed under an existing unsecured revolving credit facility and the assumption of approximately $36,000 in existing long-term mortgage indebtedness that currently bears interest at a rate per annum of 7.0%. The loan requires monthly payments of principal and interest and is scheduled to mature in July 2010.

   On December 23, 2003, the Company acquired Rogue Valley Mall, an enclosed mall in Medford, Oregon. The purchase price paid for Rogue Valley Mall was approximately $57,495 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including proceeds from borrowings under an existing unsecured revolving credit facility, and by the assumption of approximately $28,000 in existing long-term mortgage indebtedness that currently bears interest at a rate per annum of 7.05%. The loan requires monthly payments of principal and interest and is scheduled to mature in January 2011.

NOTE 3   PRO FORMA ADJUSTMENTS

   (a) Revenues

   The adjustments to revenues primarily represents the reduction in amounts charged to the properties owned by GGP Ivanhoe III by General Growth Management, Inc. as a result of the properties becoming wholly-owned by the Company and the effect of the amortization of acquired below-market leases.

   (b) Depreciation and amortization

   Depreciation and amortization is adjusted to include additional amounts related to the nine months ended September 30, 2003 for the acquisitions made in 2003.

   (c) Interest expense, net

   Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the acquisitions described above, the Company obtained or assumed an aggregate of $1,321,000 of mortgage debt bearing interest at the weighted average rate of 2.51%. The pro forma interest expense on such borrowings was calculated using the interest rates described above and LIBOR equal to approximately 1.12%. The Company also issued approximately $663 of other borrowings to fund the remaining portion of the acquisitions and the pro forma interest expense was calculated using the interest cost on the Company's incremental borrowing facilities (2.93%).

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

   Since the interest rates on certain of the loans assumed or obtained in conjunction with the acquisitions on based on a spread over LIBOR, the rates will periodically change. If the interest rate on such variable rate loans increase or decrease by 12.5 basis points, the nine month interest expense will increase or decrease by approximately $2,027.

   (d) Equity in earnings of GGP/Ivanhoe III, Inc.

   Reduces GGP/Ivanhoe III, Inc. equity in earnings to zero due to the purchase of the remaining 49% share of the joint venture which causes the properties to be fully consolidated.

   (e) Equity in earnings of GGP/Ivanhoe IV, Inc.

   Reflects the increase in the equity in income of GGP/Ivanhoe IV, Inc. due to the transfer of Eastridge Mall by GGP/Ivanhoe III, Inc.

   (f) Minority interest

   The pro forma condensed consolidated statement of operations has been adjusted to reflect the allocation of earnings to the minority interests.

                         GENERAL GROWTH PROPERTIES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

                                                             HISTORICAL                       HISTORICAL        HISTORICAL
                                                           GENERAL GROWTH     HISTORICAL    FOOTHILLS MALL      OTHER 2003
                                                          PROPERTIES, INC.    CHICO MALL       AND SHOPS     ACQUISITIONS (*)
                                                          ----------------   ------------   --------------   ----------------
Investment in real estate:

    Land                                                    $ 1,322,113      $     3,926     $     4,671       $    17,109
    Building and equipment                                    7,319,334           35,337          34,001           218,795
                                                            -----------      -----------     -----------       -----------
                                                              8,641,447           39,263          38,672           235,904
    Less accumulated depreciation                            (1,038,188)          (2,351)        (15,961)          (85,151)
                                                            -----------      -----------     -----------       -----------
                                                              7,603,259           36,912          22,711           150,753
    Development in progress                                     118,861                -               -                 -
                                                            -----------      -----------     -----------       -----------
       Net property and equipment                             7,722,120           36,912          22,711           150,753
    Investment in Unconsolidated Real Estate Affiliates         624,997                -               -                 -
                                                            -----------      -----------     -----------       -----------
       Net investment in real estate                          8,347,117           36,912          22,711           150,753

    Cash                                                        138,331            1,201           1,731             9,290
    Tenant accounts receivable, net                             132,485              110             467             4,212
    Deferred expenses, net                                      139,447              142           2,474             3,882
    Prepaid and other assets                                    103,559              380             834             2,669
                                                            -----------      -----------     -----------       -----------
TOTAL ASSETS                                                $ 8,860,939      $    38,745     $    28,217       $   170,806
                                                            ===========      ===========     ===========       ===========


                                                             TOTAL                           GENERAL GROWTH
                                                           HISTORICAL       PRO FORMA       PROPERTIES, INC.
                                                            COMBINED       ADJUSTMENTS         PRO FORMA
                                                          ------------   --------------     ----------------
Investment in real estate:

    Land                                                  $ 1,347,819    $    93,490(a),(c)   $ 1,441,309
    Building and equipment                                  7,607,467        286,382(a),(c)     7,893,849
                                                          -----------    -----------          -----------
                                                            8,955,286        379,872            9,335,158
    Less accumulated depreciation                          (1,141,651)       103,463(a),(c)    (1,038,188)
                                                          -----------    -----------          -----------
                                                            7,813,635        483,335            8,296,970
    Development in progress                                   118,861              -              118,861
                                                          -----------    -----------          -----------
       Net property and equipment                           7,932,496        483,335            8,415,831
    Investment in Unconsolidated Real Estate Affiliates       624,997              -              624,997
                                                          -----------    -----------          -----------
       Net investment in real estate                        8,557,493        483,335            9,040,828

    Cash                                                      150,553              -              150,553
    Tenant accounts receivable, net                           137,274              -              137,274
    Deferred expenses, net                                    145,945              -              145,945
    Prepaid and other assets                                  107,442              -              107,442
                                                          -----------    -----------          -----------
TOTAL ASSETS                                              $ 9,098,707    $   483,335          $ 9,582,042
                                                          ===========    ===========          ===========


                        GENERAL GROWTH PROPERTIES, INC.
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET-CONTINUED
                               SEPTEMBER 30, 2003
       (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

                                                             HISTORICAL                       HISTORICAL        HISTORICAL
                                                           GENERAL GROWTH     HISTORICAL    FOOTHILLS MALL      OTHER 2003
                                                          PROPERTIES, INC.    CHICO MALL       AND SHOPS     ACQUISITIONS (*)
                                                          ----------------   ------------   --------------   ----------------
Mortgage notes and other debt payable                       $ 6,054,930      $    30,600     $    46,404       $   186,379
Distributions payable                                             6,703                -               -                 -
Network discontinuance reserve                                    4,116                -               -                 -
Accounts payable and accrued expenses                           305,984              627           1,695             6,369
                                                            -----------      -----------     -----------       -----------
    TOTAL LIABILITIES                                         6,371,733           31,227          48,099           192,748

Minority interest:
    Preferred Units                                             468,614                -               -                 -
    Common Units                                                422,217                -               -                 -

Preferred stock                                                       -                -               -                 -
Common stock - par value                                          7,155                -               -                 -
Additional paid-in capital                                    1,877,210                -               -                 -
Retained earnings (accumulated deficit)                        (255,496)           7,518         (19,882)          (21,942)
Notes receivable-common stock purchase                           (6,885)               -               -                 -
Unearned compensation-restricted stock                           (2,220)               -               -                 -
Accumulated other comprehensive gains (losses)                  (21,389)               -               -                 -
                                                            -----------      -----------     -----------       -----------
Total                                                       $ 8,860,939      $    38,745     $    28,217       $   170,806
                                                            ===========      ===========     ===========       ===========

                                                             TOTAL                              GENERAL GROWTH
                                                           HISTORICAL        PRO FORMA         PROPERTIES, INC.
                                                            COMBINED        ADJUSTMENTS           PRO FORMA
                                                          ------------   ------------------    ----------------
Mortgage notes and other debt payable                     $ 6,318,313    $   480,365(b),(c)      $ 6,798,678
Distributions payable                                           6,703              -                   6,703
Network discontinuance reserve                                  4,116              -                   4,116
Accounts payable and accrued expenses                         314,675         28,550(c)              343,225
                                                          -----------    -----------             -----------
    TOTAL LIABILITIES                                       6,643,807        508,915               7,152,722

Minority interest:
    Preferred Units                                           468,614         26,637(d)              495,251
    Common Units                                              422,217              -                 422,217

Preferred stock                                                     -              -                       -
Common stock - par value                                        7,155              -                   7,155
Additional paid-in capital                                  1,877,210              -               1,877,210
Retained earnings (accumulated deficit)                      (289,802)       (52,217)(e)            (342,019)
Notes receivable-common stock purchase                         (6,885)             -                  (6,885)
Unearned compensation-restricted stock                         (2,220)             -                  (2,220)
Accumulated other comprehensive gains (losses)                (21,389)             -                 (21,389)
                                                          -----------    -----------             -----------
Total                                                     $ 9,098,707    $   483,335             $ 9,582,042
                                                          ===========    ===========             ===========

(*) Sikes Senter, The Maine Mall, Glenbrook Square and Rogue Valley Mall.

The accompanying notes are an integral part of these statements.

For alphabetical references, please refer to Note 2-Pro Forma Adjustments.

                         GENERAL GROWTH PROPERTIES, INC.
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

NOTE 1    PRO FORMA BASIS OF PRESENTATION

     This unaudited pro forma condensed consolidated balance sheet of General Growth Properties, Inc. is presented as if the acquisitions made in 2003 subsequent to September 30, 2003 (Sikes Senter, the Maine Mall, Glenbrook Square, Foothills Mall and Shops, Chico Mall and Rogue Valley Mall), had all occurred on September 30, 2003. In management's opinion, all adjustments necessary to reflect these transactions have been included.

     The cost of the acquired assets and acquired or assumed liabilities described in this Form 8-K/A have been allocated based on their respective fair values. Upon acquisition of the six properties described immediately above the aggregate fair value of the tangible and intangible assets acquired was approximately $721,103 and the liabilities incurred or assumed was approximately $780,989, including a net deferred credit of approximately $28,550 related to acquired below-market leases (included in accounts payable and accrued expenses). The purchase allocation adjustments made in connection with the preparation of the unaudited pro forma condensed consolidated financial statements are based on the information available at this time. Subsequent adjustments and refinements to the allocation may be made based on additional information.

                         GENERAL GROWTH PROPERTIES, INC.
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

NOTE 2    PRO FORMA ADJUSTMENTS

                                                                               2003                          GENERAL GROWTH
                                                                           ACQUISITIONS       PRO FORMA     PROPERTIES, INC.
                                                                            HISTORICAL       ADJUSTMENTS        PRO FORMA
                                                                           ------------      -----------    ----------------
(a)  Investment in Real Estate
       Asset additions are as follows:
          Sikes Senter...............................................      $     38,250      $    17,285    $         55,535
          The Maine Mall.............................................            49,260          201,734             250,994
          Glenbrook Square...........................................            33,378          147,131             180,509
          Foothills Mall and Shops...................................            22,711           65,396              88,107
          Chico Mall.................................................            36,912           25,342              62,254
          Rogue Valley Mall..........................................            29,865           26,447              56,312
                                                                           ------------      -----------    ----------------
                                                                           $    210,376      $   483,335    $        693,711
                                                                           ============      ===========    ================
       Allocated to:
          Land.......................................................      $     25,706      $    93,490    $        119,196
          Buildings, equipment and intangibles.......................           184,670          389,845             574,515
                                                                           ------------      -----------    ----------------
                                                                           $    210,376      $   483,335    $        693,711
                                                                           ============      ===========    ================

(b)  Mortgage Notes and other Debt Payable
     Additional debt related to the acquisitions:
          Sikes Senter acquisition loan.........................................    $  41,500
          Sikes Senter additional debt to fund acquisition......................       19,500
          The Maine Mall acquisition loan.......................................      202,500
          The Maine Mall additional debt to fund acquisition....................       67,500
          Glenbrook Square acquisition loan.....................................      164,250
          Glenbrook Square additional debt to fund acquisition .................       54,750
          Foothills Mall and Shops assumed debt.................................       45,753
          Foothills Mall and Shops additional debt to fund acquisition..........       28,110
          Chico Mall assumed loan...............................................       30,600
          Chico Mall additional debt to fund acquisition........................       31,790
          Rogue Valley Mall assumed loan........................................       28,000
          Rogue Valley Mall additional debt to fund acquisition.................       29,495
                                                                                    ---------
                                                                                      743,748
          Less historical balances .............................................     (263,383)
                                                                                    ---------
                                                                                     $480,365
                                                                                    =========

(c) Adjustments in other tangible and intangible assets and liabilities to reflect the purchase price to such assets and liabilities based on their fair values.

(d) Reflects preferred units issued in conjunction with the Foothills Mall and Shops acquisition (note 1).